Exhibit 8.1

90 Park Avenue

New York, NY 10016

212-210-9400 | Fax: 212-210-9444

January 6, 2025

Ready Capital Corporation 1251 Avenue of the Americas, 50th Floor New York, NY 10020

Ladies and Gentlemen:

We have acted as tax counsel to Ready Capital Corporation, a Maryland corporation (“Ready Capital”), in connection with Ready Capital’s filing of the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of Ready Capital, including the proxy statement / prospectus forming a part thereof, relating to the proposed transaction between Ready Capital and United Development Funding IV, a Maryland real estate investment trust (the “Trust”), pursuant to which the Trust will merge with and into RC Merger Sub IV, LLC, a Delaware limited liability company and wholly owned subsidiary of Ready Capital (“Merger Sub”), with Merger Sub continuing as the surviving company (the “Merger”), as contemplated by the Agreement and Plan of Merger, dated November 29, 2024, by and among Ready Capital, Merger Sub and the Trust (the “Merger Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In preparing this opinion letter, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the following documents (including all exhibits and schedules thereto): (1) the Merger Agreement; (2) the Registration Statement; (3) officers’ certificates delivered by each of Ready Capital and the Trust, both dated as of the date hereof (the “Tax Certificates”); and (4) such other instruments and documents related to the formation, organization, and operation of Ready Capital and the Trust or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate (the documents described in clauses (1) through (4), collectively, the “Reviewed Documents”).

In rendering this opinion, we have assumed or obtained representations (which with your consent we are relying upon, and upon which our opinion is premised, without any independent investigation or review thereof), including that:

1.            (A) All information contained in each of the Reviewed Documents is, and will be at the Effective Time, accurate and completely describes all material facts relevant to our opinion, (B) all copies of Reviewed Documents are accurate, (C) all signatures on Reviewed Documents are genuine, and (D) all documents have been or will be, as the case may be, timely and properly executed.

2.            There will have been, by the Effective Time, or at such other time as contemplated in the Merger Agreement, due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof.

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Ready Capital Corporation

3.            To the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by Ready Capital and by the Trust, their respective managers, employees, officers, directors, and stockholders in connection with the Merger, including, but not limited to, those in the Reviewed Documents (including the Tax Certificates), have been and will continue to be true, correct, and complete in all material respects; and any representation or statement made in the Tax Certificates “to the knowledge” or “to the actual knowledge” of any person(s) or party(ies) — or similarly qualified — is true, correct, and complete, as if made without such qualification.

4.            The Merger Agreement is valid and binding in accordance with its terms. The Merger will be consummated in accordance with the Merger Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties, without amendment, waiver, or breach thereof) and as described in the Registration Statement. The Merger will qualify as a merger under the applicable laws of Maryland and Delaware.

If any of our assumptions described above are untrue for any reason or if the Merger or any other transaction contemplated by the Merger Agreement is consummated in a manner that is different from the manner in which it is described in any of the Reviewed Documents, or if there are documents or understandings between the parties that would alter or are inconsistent with the statements made therein, our opinion expressed below may be adversely affected and may not be relied upon.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger,” we are of the opinion that the (i) the Merger will qualify as a reorganization under, and with the meaning of, Section 368(a) of the Code, and (ii) the Trust and Ready Capital will each be a party to that reorganization with the meaning of Section 368(b) of the Code.

The opinion set forth in this letter is based on current provisions of the Code, the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction. In this regard, an opinion of counsel with respect to an issue represents counsel's best professional judgment with respect to the outcome on the merits with respect to such issue if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. Neither Ready Capital nor the Trust has requested or will request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, including on a retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

This letter addresses only the specific tax opinion set forth above. Our opinion does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger or contemplated by the Merger Agreement).

Ready Capital Corporation

This opinion letter has been prepared for your use solely in connection with the transactions contemplated by the Merger Agreement. This opinion may not be relied upon by any other person without our prior written consent. This opinion letter is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events. This opinion letter is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the proxy statement / prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

ALSTON & BIRD LLP